Exhibit 5.2

1271 Avenue of the Americas | New York, NY 10020

blankrome.com

Phone:	(215) 569-5500
Fax:	(215) 569-5555
Email:	www.blankrome.com

June 14, 2022

Quoin Pharmaceuticals Ltd.

Azrieli Center, Round Tower, 30th Floor

132 Menachem Begin Blvd

Tel Aviv, 6701101

Ladies and Gentlemen:

We have acted as special counsel to Quoin Pharmaceuticals Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form F-3 (as it may be amended or supplemented from time to time, the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”): (i) ordinary shares, no par value, represented by American Depositary Shares (“Ordinary Shares”); (ii) warrants (“Warrants”) to purchase Ordinary Shares, which may be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and a warrant agent to be named therein (the “Warrant Agent”); (iii) subscription rights to purchase Ordinary Shares (“Subscription Rights”), which may be issued under one or more subscription rights agreements (each, a “Subscription Agreement”) to be entered into between the Company and a subscription rights agent to be named therein (the “Subscription Rights Agent”); (iv) debt securities (“Debt Securities”) consisting of debentures, notes or other evidences of indebtedness, which may be issued pursuant to an Indenture (the “Indenture”) to be entered into between the Company and the trustee to be named therein, as trustee (the “Trustee”), substantially in the form filed as an exhibit to the Registration Statement; and (v) units comprised of the foregoing securities (“Units” and, together with Warrants, Subscription Rights, and Debt Securities, the “Securities”) to be issued under one or more unit agreements (each, a “Unit Agreement”) to be entered into between the Company and a bank or trust company, as unit agent (the “Unit Agent”). The Securities being registered will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the form of the Indenture included as an exhibit to the Registration Statement; (iii) resolutions adopted by the Board of Directors (the “Board”) of the Company; and (iv) such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

Quoin Pharmaceuticals Ltd.

June 14, 2022

In rendering this opinion, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate, and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

In connection with the opinion expressed below, we have assumed that, at or prior to the time of the delivery of any such Security, (i) the Board shall have duly established the terms of such Security (and that such Security is governed by the laws of the State of New York) and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (ii) the Company is and shall remain, validly existing as a corporation in good standing (to the extent such concept exists) under the laws of the State of Israel; (iii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (iv) the Warrant Agreement, the Subscription Agreement, the Indenture, the Debt Securities and the Unit Agreement are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered below in respect of the Company); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that (i) the terms of any Security whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the Company of such Security (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the articles of association or other constitutive documents of the Company, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company and (ii) any Warrant Agreement, Subscription Agreement and Unit Agreement will be governed by the laws of the State of New York. As to any facts material to the opinion expressed herein that we have not independently established or verified, we have relied upon, and assumed the accuracy of, statements and representations of officers and other representatives of the Company and others.

Based on the foregoing, and subject to the qualifications, exceptions and assumptions stated herein, we are of the opinion that:

1.	When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement, upon payment of the consideration provided for therein, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

2.	When the Subscription Agreement to be entered into in connection with the issuance of any Subscription Rights has been duly authorized, executed and delivered by the Subscription Rights Agent and the Company; the specific terms of the Subscription Rights have been duly authorized and established in accordance with the Subscription Agreement; and such Subscription Rights have been duly authorized, executed, issued and delivered in accordance with the Subscription Agreement and the applicable underwriting or other agreement, upon payment of the consideration provided for therein, such Subscription Rights will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

Quoin Pharmaceuticals Ltd.

June 14, 2022

3.	When the Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities has been duly authorized, executed and delivered by the Trustee and the Company; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with such Indenture and applicable supplemental indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable supplemental indenture, underwriting or other agreement, upon payment of the consideration provided for therein, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

4.	When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement, upon payment of the consideration provided for therein, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinion set forth herein is further limited by, subject to and based upon the following:

A.	Our opinion herein reflects only the application of applicable laws of the State of New York, and we have not considered, and we express no opinion as to the laws of any other jurisdiction. The opinion set forth herein is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinion expressed herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, which laws are subject to change with possible retroactive effect, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

B.	Our opinion set forth above is subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, receivership, rearrangement, liquidation, conservatorship and other similar laws or equitable principles affecting or related to the rights and remedies of creditors generally, including, without limitation, laws relating to fraudulent conveyances, preferences and equitable subordination; (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of conscionability, materiality, reasonableness and impossibility of performance; (iii) public policy considerations which may limit the rights of parties to obtain remedies; (iv) an implied covenant of good faith and fair dealing; (v) requirements that a claim with respect to any Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; (vi) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency; and (vii) the availability of equitable remedies, including, without limitation, specific performance or injunctive relief.

Quoin Pharmaceuticals Ltd.

June 14, 2022

C.	Our opinion is further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

D.	We express no opinion as to the enforceability of any rights to indemnification or contribution provided for in the Indenture or other agreements which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights.

E.	We express no opinion as to the enforceability of any provision in the Indenture or other agreements purporting or attempting to (i) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue; (ii) confer subject matter jurisdiction on a court not having independent grounds therefor; (iii) modify or waive the requirements for effective service of process for any action that may be brought; (iv) waive the right of the Company or any other person to a trial by jury; (v) provide that decisions by a party are conclusive; or (vi) modify or waive the rights to claims, notice, legal defenses, rights granted by law, subrogation, opportunity for hearing, evidentiary requirements, statutes of limitations, other procedural rights or other benefits that cannot be waived under applicable law.

F.	We express no opinion as to the enforceability of (i) consents to, or restrictions upon, judicial relief; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) waivers of broadly or vaguely stated rights; (iv) provisions for exclusivity, election or cumulation of rights or remedies; (v) provisions authorizing or validating conclusive or discretionary determinations; (vi) grants of setoff rights; (vii) proxies, powers and trusts; (viii) restrictions upon non-written modifications and waivers; (ix) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (x) the validity, legally binding effect or enforceability of any section of the Indenture that requires or relates to adjustments to the conversion rate at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture; or (xi) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty.

Quoin Pharmaceuticals Ltd.

June 14, 2022

G.	In addition, we express no opinion with respect to (i) whether acceleration of the Debt Securities may affect the collectibility of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon; (ii) compliance with laws relating to permissible rates of interest; or (iii) the creation, validity, perfection or priority of any security interest or lien.

H.	We have assumed that loans or forbearances which are to be made or advanced to the Company in one or more installments pursuant to a series of Debt Securities issued under the Indenture shall aggregate not less than $2,500,000.

I.	You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

We consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to any and all references to us in the prospectus which is part of said Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion letter is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly set forth herein. This opinion letter is not a guaranty nor may one be inferred or implied.

Very truly yours,

/s/ BLANK ROME LLP